ASSIGNMENT AND BILL OF SALE
OF OIL & GAS LEASE

THE STATE OF TEXAS} ***Bonnie Davis #32309***

COUNTY OF JONES}

KNOW ALL MEN BY THESE PRESENTS, THAT:

SANDSTONE OPERATING, LLC, whose address is P.O. Box 1716 Breckenridge, TX 76424 hereinafter called "Assignor", for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby ASSIGN, TRANSFER, and CONVEY, and by these presents has ASSIGNED, TRANSFERRED AND CONVEYED unto MAVERICK ENERGY GROUP, LTD. whose address is 135 Jenkins St. Suite 105B #356 St. Augustine, FL 32086 "Assignee", a 100% Working Interest and 78% Net Revenue Interest to the certain Oil, Gas and Mineral Leases described on Exhibit "A" attached hereto and by reference made a part hereof, together with the rights incident thereto, the Personal Property thereon, appurtenant to or used or obtained in connection with said Oil, Gas and Mineral Leases.

Further, for the same consideration above expressed, Assignor does hereby BARGAIN, SELL, TRANSFER, ASSIGN, SET OVER AND CONVEY unto the Assignee wells and well bores together with all personal property and equipment situated upon said lands and used or obtained in connection with said wells. This Assignment is made by the Assignor, and accepted by Assignee without warranty of title, expressed or implied.

TO HAVE AND TO HOLD said right, title and interest unto Assignee, its successors and assigns forever. Every provision of this Assignment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Assignment. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas. The provisions hereof run with the land and inure to the benefit of and bind the respective successors and assigns of the parties.

ASSIGNMENT AND BILL OF SALE
OF OIL & GAS LEASE

EXECUTED this 15 day of June, 2021 to be effective as of 9:00 a.m. CST of even date herewith.

"ASSIGNOR"

Brook Hatchett

SANDSTONE OPERATING, LLC
BROOK HATCHETT

"ASSIGNEE"

Jim McCabe

MAVERICK ENERGY GROUP, LTD
JIM MCCABE

ASSIGNMENT AND BILL OF SALE
OF OIL & GAS LEASE

THE STATE OF Texas }
COUNTY OF }

This instrument was acknowledged before me on the 15 day of June, 2021 by Brook Hatchett

Eugenia Rodriguez Duran
My Commission Expires
04/08/2022
ID No 131520255

Eugenia Rodriguez Duran
NOTARY PUBLIC-STATE OF TEXAS

THE STATE OF Florida }
COUNTY OF St Johns }

This instrument was acknowledged before me on the 1st. day of July, 2021 by Jim McCabe .

THERESA M. LENNON
Notary Public - State of Florida
Commission # GG 916250
My Comm. Expires Sep 24, 2023
Bonded through National Notary Assn.

[signature]
NOTARY PUBLIC-STATE OF TEXAS

ASSIGNMENT AND BILL OF SALE
OF OIL & GAS LEASE

EXHIBIT "A"

Bonnie Davis Lease #31309

All of the Southwest Quarter of Section 41, Deaf and Dumb Asylum Lands, Jones County, Texas
Containing 167 acres, more or less

Said leases being recorded in County of Jones, Volume _____ Page _____

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS

Bill of Sale

Date: July 1, 2021

Seller: Sandstone Operating, LLC

Seller's Mailing Address:

P.O. Box 1716

Breckenridge, TX 76424

Buyer: Maverick Energy Group, Ltd.

Buyer's Mailing Address:

135 Jenkins St. Suite 105B #356

St. Augustine, FL 32086

Consideration:

$25,000.00

Transferred Properties:

See Exhibit A, attached hereto and incorporation herein by reference and includes all equipment located at what is known as the Bonnie Davis Lease #32309 located in Jones County, Texas. It is agreed that quantity of equipment is approximate and not exact, and no liability will be held to Seller.

Reservation from Transfer:

None

Exception to Transfer and Warranty:

None

Seller, for the Consideration and subject to the Reservation from Transfer and the Exceptions to Transfer and Warranty, sells, transfers, and delivers the Transferred Properties to Buyer, together with all and singular the rights and appurtenances thereto in any way belongings, to have and to hold it to Buyer and Buyer's heirs, successors, and assigns forever.

As a material part of the Consideration for this sale, Seller and Buyer agree that Buyer is taking the Transferred Properties "AS IS" and that there are no representations, disclosures, or express or implied warranties except those contained in the purchase contract and this bill of sale. Buyer has not relied on any information other than Buyer's inspection and the representation and warranties expressly contained in the purchase contract and this bill of sale.

When the context requires, singular nouns and pronouns include the plural.

Sandstone Operating, LLC

____

Brook Hatchett, Vice President

Maverick Energy Group, Ltd.

____

Jim McCabe, President

THE STATE OF ________ }

COUNTY OF }

This instrument was acknowledged before me on the _______ day of ____________, 2021 by Brook Hatchett

____

NOTARY PUBLIC-STATE OF TEXAS

THE STATE OF Florida }

COUNTY OF St. Johns }

This instrument was acknowledged before me on the 1st day of July, 2021 by Jim McCabe .

NOTARY PUBLIC-STATE OF Fl.

CYNTHIA SMITH
MY COMMISSION # GG170008
EXPIRES: December 20, 2021

EXHIBIT A

Bonnie Davis Lease #32309

All of the Southwest Quarter of Section 41, Deaf and Dumb Asylum Lands, Jones County, Texas Containing 167 acres, more or less

Said leases being recorded in County of Jones, Volume _____ Page _____

BONNIE DAVIS #1	
QUANITY	DESCRIPTION
2100 FT	2 3/8" USED DOWNHOLE TUBING (IN SERVICE)
	CONDITION UNKNOWN
2100 FT	3/4" USED RODS (IN SERVICE)
	CONDITION UNKNOWN
1	57 PUMPING UNIT (IN SERVICE)
2	210 USED STEEL TANKS
1	OPEN TOP FIBERGLASS TANK USED
1	3 PHASE VERTICAL USED SEPERATER
1	DOWNHOLE PUMP
1	WELL HEAD & FITTINGS